UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2014, The Men’s Wearhouse, Inc. (the “Company”) and Java Corp., a wholly-owned subsidiary of the Company, entered into an agreement (the “Standstill Agreement”) with Eminence Capital, LLC and certain of its affiliates (collectively, “Eminence”). Pursuant to the Standstill Agreement, Eminence agreed to, among other things, (i) cease all efforts in furtherance of the preliminary solicitation statement filed by Eminence with the Securities and Exchange Commission on November 15, 2013 and any related solicitation of the Company’s stockholders in connection therewith, (ii) withdraw its demand to inspect the stockholder list and books and records of the Company and (iii) a customary standstill provision, as described below.

During the Standstill Period (as defined in the Standstill Agreement), Eminence agreed not to, among other things: (i) solicit or participate in the solicitation of proxies or written consents of the Company’s stockholders; (ii) form or join in any group with respect to the common stock of the Company (the “Common Stock”) other than solely with Eminence or its respective affiliates; (iii) without the prior written approval of the board of directors of the Company (the “Board”), effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or knowingly support, assist or facilitate any other person to effect or seek, offer or propose to effect, or cause or participate in, any (subject to certain exceptions) (a) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or its subsidiaries; (b) form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or (c) form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (iv) as a result of acquiring beneficial ownership of any Voting Securities (as defined in the Standstill Agreement), become a beneficial owner of more than 10% of the Common Stock.  Further, pursuant to the Standstill Agreement, until the end of the Standstill Period, Eminence shall cause, in the case of all shares owned of record, and shall instruct the record owner, in the case that the Eminence Parties beneficially own, but does not own of record, such shares of Common Stock, to be present for quorum purposes and to be voted, at each meeting of stockholders (x) for all of the directors nominated by the Board for election and (y) in accordance with the recommendation of the Board on any proposals of any other stockholder of the Company that is also proposing one or more nominees for election to Board at such meeting.

This summary of the terms of the Standstill Agreement is qualified in its entirety by reference to the Standstill Agreement, filed as Exhibit 10.1 to this Current Report and incorporated by reference as if set forth in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K:

10.1                                                                        Agreement, dated February 24, 2014, by and between The Men’s Wearhouse, Inc. and Java Corp., on the one hand, and Eminence Capital, LLC on behalf of itself and certain of its affiliates listed on Exhibit A thereto, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: February 28, 2014	By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Executive Vice President,
Chief Financial Officer, Treasurer
and Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Agreement, dated February 24, 2014, by and between The Men’s Wearhouse, Inc. and Java Corp., on the one hand, and Eminence Capital, LLC on behalf of itself and certain of its affiliates listed on Exhibit A thereto, on the other hand.